Prospect Energy Corporation Provides Senior Secured Debt and Preferred Equity Financing to Whymore Coal Company

NEW YORK, NY -- 04/14/2005 -- Prospect Energy Corporation (NASDAQ: PSEC) ("Prospect") announced today that it has provided $4.9 million of senior secured debt and preferred equity financing to Whymore Coal Company ("Whymore"), a coal production company based in London, Kentucky, through Whymore's affiliate C&A Construction Co., Inc. Whymore is a member of Kentucky's Small Operator Assistance Program, which provides benefits to operators with good reclamation histories.

Whymore owns more than 1.5 million tons of proven high quality surface coal reserves across 500 acres in the River Gem, DeWitt, Hubbs Creek, and Hooker Branch mining areas of southern Kentucky in Knox and Whitley Counties. Whymore also has rights to mine on an additional 5,000 acres. Much of the reserve base is already permitted. Prospect's investment is secured by equipment and mineral assets, has attached preferred equity participation rights, and will be used to repay an existing loan and to fund the acquisition of mining equipment required to produce from the target mining areas. Whymore has contractually arranged to sell all its coal for fixed prices through the first year of production.

Whymore is led by Bruce Davis and Edward Tincher, experienced coal professionals in Appalachia. Davis's previous coal experience includes serving as President of Invesco International and President of Benafuels, Inc., while Tincher has run Whymore Coal since 1988 and is a director of the Kentucky Bond Pool.

"Given their coal industry expertise and responsiveness, Prospect is the preferred partner for middle-market coal companies," said Davis.

"We continue to perceive the coal sector to be an excellent place to invest within the energy industry," said John Barry, Prospect's Chairman and CEO. "We have now closed two coal investments, and we welcome the opportunity to invest in similarly attractive opportunities."

About Prospect Energy Corporation

Prospect Energy Corporation (www.prospectenergy.com) is a closed-end investment company that lends to and invests in energy-related businesses and assets. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. Since completing its initial public offering in July 2004, the company has invested in Gas Solutions, an East Texas gas gathering and processing business; Unity Virginia Holdings, a Virginia coal mining operator; Natural Gas Systems, a Texas oil and gas production company; Stryker Energy II, LLC, an Appalachian oil and gas production company based in Cleveland, Ohio; and Whymore Coal Company, a Kentucky coal mining operator.

Prospect Energy has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, we are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, state, and federal rules and regulations. In addition, we have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986 ("Code"). The Code specifies certain quarterly asset diversification and annual source of income requirements. To the extent we remain in compliance with the applicable provisions of the Code, we will not be required to pay corporate-level taxes on any income that we earn. To the extent we do not qualify as elected, corporate-level taxes may be imposed upon our net income.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "hope" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Please send investment proposals to:
Prospect Energy Corporation

John Barry
jbarry@prospectstreet.com
(212) 448-0702

Grier Eliasek
grier@prospectstreet.com
(212) 448-0702